Exhibit 99.01

MGT Capital to Sell Daily Fantasy Business to Investment Group Managed by Sportech

MGT Retains Significant Upside in Addition to Current Monetization

HARRISON, NY (June 12, 2015) MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that it has signed an Asset Purchase Agreement to sell its daily fantasy sports assets including DraftDay, the third largest operator in the daily fantasy sports industry, together with the MGT Sports business-to-business network. The transaction will provide MGT with approximately $7.0 million in total consideration, including $4.0 million cash; MGT will also retain an equity interest in the new venture (including common stock and warrants), with an initial valuation of up to $3.0 million. Subject to financing and other closing conditions, the Company expects the deal to close before the end of the current quarter.

Random Outcome USA Inc., the new entity formed to acquire DraftDay, will raise funds from investors led by a global investment bank that is a leader in the gaming industry in North America. Following its planned financing, the new business will be managed by Sportech Digital, a subsidiary of Sportech Plc (LON: SPO), one of the world's leading B2B organizations in the sports, gaming and technology sectors, having operated in the regulated gaming sector for over 90 years. Curtiss Wm. Krawetz, CEO of Random Outcome said “Infusing a leading daily fantasy sports business with the capabilities and resources of an operator of Sportech’s caliber creates the dominant business-to-business player in the DFS space.”

Rich Roberts, President of Sportech Digital stated, “A focused daily fantasy sports business to be delivered on a B2B partnership basis to the regulated gaming industry has the potential to quickly disrupt the rapidly growing market.”

“Today’s announcement reinforces our mandate to grow stockholder value,” said Robert Ladd, Chief Executive Officer of MGT. “DraftDay could not be going into better hands, and we firmly believe our residual interest will undergo enormous appreciation under Sportech’s leadership, relationships and access to capital.”

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries operate social and real money gaming sites online and in the mobile space, including ownership of the 3rd largest daily fantasy sports wagering platform, DraftDay.com.  The Company also offers games of skill through MGTplay.com and social casino games with SlotChamp™. MGT also launched Daily Fantasy Legend in partnership with Facebook to become the first daily fantasy sports platform on social media.  In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits.

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Forward-looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

rtraversa@mgtci.com

914-630-7431